Exhibit 99.(17)

PRUDENTIAL WORLD FUND, INC.
Prudential International Value Fund

Gateway Center Three, 4th Floor, 100 Mulberry Street Newark, New Jersey 07102-4077

SPECIAL MEETING OF SHAREHOLDERS — December 10, 2014

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRUDENTIAL WORLD FUND, INC. (THE “WORLD FUND”) WITH RESPECT TO PRUDENTIAL INTERNATIONAL VALUE FUND (THE “FUND”), A SERIES OF THE WORLD FUND.  The undersigned hereby appoints Raymond O’Hara, Claudia DiGiacomo, Amanda Ryan and Jonathan D. Shain as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of beneficial interest of the Fund held of record by the undersigned on September 12, 2014, at the Meeting to be held on December 10, 2014 or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. PLEASE REFER TO THE PROXY STATEMENT DATED SEPTEMBER [17], 2014 FOR DISCUSSION OF THE PROPOSALS. THE PROXY STATEMENT IS AVAILABLE ON THE FUND’S WEBSITE AT WWW.PRUDENTIALFUNDS.COM/FUNDCHANGES.

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD WHERE INDICATED AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

This voting card is valid only when signed and dated. If you simply sign and date the proxy card but give no voting instructions, your shares will be voted in favor of the Proposal and in accordance with the views of management upon any unexpected matters that come before the Meeting or adjournment of the Meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

TO VOTE BY INTERNET

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Go to Website www.proxyvote.com

3) Follow the instructions provided on website.

TO VOTE BY TELEPHONE

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

TO VOTE BY MAIL

1) Read the Proxy Statement.

2) Check the appropriate boxes on the Proxy Card below.

3) Sign and date the Proxy Card.

4) Return the Proxy Card in the envelope provided.

If you vote by Telephone or Internet, you do not have to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRUDENTIAL INTERNATIONAL VALUE FUND

Please fill in box as shown using black or blue ink or number 2 pencil.  ☒

PLEASE DO NOT USE FINE POINT PENS.

The Board of Directors of PRUDENTIAL WORLD FUND, INC. recommends voting FOR the Proposals.

	FOR	AGAINST	ABSTAIN
Proposal 1

To approve a Plan of Reorganization whereby all of the assets and liabilities of Prudential International Value Fund, a series of Prudential World Fund, Inc., will be transferred to, and assumed by, Prudential International Equity Fund, a series of Prudential World Fund, Inc., in exchange for shares of Prudential International Equity Fund and the cancellation of all of the shares of Prudential International Value Fund, and Prudential International Value Fund will be dissolved.

	☐	☐	☐

If this proxy card is signed and returned with no choices indicated, the shares will be voted for the proposals.

Dated:

Signature		(Sign in the Box)